Exhibit 99.(d)(i)(a)

SCHEDULE A

to the

Investment Advisory Agreement (the “Agreement”)

dated March 6, 2020

as amended and restated September 9, 2025

Fund	Annual Rate (based on the Fund’s average daily net assets)	Effective Date
AllianzIM U.S. Large Cap Buffer10 Apr ETF	0.74%*	March 6, 2020
AllianzIM U.S. Large Cap Buffer20 Apr ETF	0.74%*	March 6, 2020
AllianzIM U.S. Large Cap Buffer10 Jul ETF	0.74%*	May 21, 2020
AllianzIM U.S. Large Cap Buffer20 Jul ETF	0.74%*	May 21, 2020
AllianzIM U.S. Large Cap Buffer10 Oct ETF	0.74%*	Sept. 18, 2020
AllianzIM U.S. Large Cap Buffer20 Oct ETF	0.74%*	Sept. 18, 2020
AllianzIM U.S. Large Cap Buffer10 Jan ETF	0.74%*	Dec. 18, 2020
AllianzIM U.S. Large Cap Buffer20 Jan ETF	0.74%*	Dec. 18, 2020
AllianzIM U.S. Large Cap Buffer10 Nov ETF	0.74%*	Oct. 1, 2022
AllianzIM U.S. Large Cap Buffer20 Nov ETF	0.74%*	Oct. 1, 2022
AllianzIM U.S. Large Cap Buffer10 Dec ETF	0.74%*	Oct. 1, 2022
AllianzIM U.S. Large Cap Buffer20 Dec ETF	0.74%*	Oct. 1, 2022
AllianzIM U.S. Large Cap Buffer10 Feb ETF	0.74%*	Oct. 1, 2022
AllianzIM U.S. Large Cap Buffer20 Feb ETF	0.74%*	Oct. 1, 2022
AllianzIM U.S. Large Cap Buffer10 Mar ETF	0.74%*	Oct. 1, 2022
AllianzIM U.S. Large Cap Buffer20 Mar ETF	0.74%*	Oct. 1, 2022
AllianzIM U.S. Large Cap Buffer10 May ETF	0.74%*	Oct. 1, 2022
AllianzIM U.S. Large Cap Buffer20 May ETF	0.74%*	Oct. 1, 2022
AllianzIM U.S. Large Cap Buffer10 Jun ETF	0.74%*	Oct. 1, 2022
AllianzIM U.S. Large Cap Buffer20 Jun ETF	0.74%*	Oct. 1, 2022
AllianzIM U.S. Large Cap Buffer10 Aug ETF	0.74%*	Oct. 1, 2022
AllianzIM U.S. Large Cap Buffer20 Aug ETF	0.74%*	Oct. 1, 2022
AllianzIM U.S. Large Cap Buffer10 Sep ETF	0.74%*	Oct. 1, 2022
AllianzIM U.S. Large Cap Buffer20 Sep ETF	0.74%*	Oct. 1, 2022

AllianzIM U.S. Large Cap 6 Month Buffer10 Jan/Jul ETF	0.74%*	Sept. 1, 2021
AllianzIM U.S. Large Cap 6 Month Buffer10 Apr/Oct ETF	0.74%*	Sept. 1, 2021
AllianzIM U.S. Large Cap 6 Month Buffer10 Feb/Aug ETF	0.74%*	January 24, 2024
AllianzIM U.S. Large Cap 6 Month Buffer10 Mar/Sep ETF	0.74%*	January 24, 2024
AllianzIM U.S. Large Cap 6 Month Buffer10 May/Nov ETF	0.74%*	January 24, 2024
AllianzIM U.S. Large Cap 6 Month Buffer10 Jun/Dec ETF	0.74%*	January 24, 2024
AllianzIM U.S. Equity 6 Month Floor5 Jan/Jul ETF	0.74%*	January 24, 2024
AllianzIM U.S. Equity 6 Month Floor5 Apr/Oct ETF	0.74%*	January 24, 2024
AllianzIM U.S. Equity Buffer15 Uncapped Jan ETF	0.74%*	March 22, 2024
AllianzIM U.S. Equity Buffer15 Uncapped Feb ETF	0.74%*	March 22, 2024
AllianzIM U.S. Equity Buffer15 Uncapped Mar ETF	0.74%*	March 22, 2024
AllianzIM U.S. Equity Buffer15 Uncapped Apr ETF	0.74%*	March 22, 2024
AllianzIM U.S. Equity Buffer15 Uncapped May ETF	0.74%*	March 22, 2024
AllianzIM U.S. Equity Buffer15 Uncapped Jun ETF	0.74%*	March 22, 2024
AllianzIM U.S. Equity Buffer15 Uncapped Jul ETF	0.74%*	March 22, 2024
AllianzIM U.S. Equity Buffer15 Uncapped Aug ETF	0.74%*	March 22, 2024
AllianzIM U.S. Equity Buffer15 Uncapped Sep ETF	0.74%*	March 22, 2024
AllianzIM U.S. Equity Buffer15 Uncapped Oct ETF	0.74%*	March 22, 2024
AllianzIM U.S. Equity Buffer15 Uncapped Nov ETF	0.74%*	March 22, 2024
AllianzIM U.S. Equity Buffer15 Uncapped Dec ETF	0.74%*	March 22, 2024
AllianzIM Buffer20 Allocation ETF	0.10%*	December 2, 2024
AllianzIM 6 Month Buffer10 Allocation ETF	0.10%*	December 2, 2024
AllianzIM Buffer15 Uncapped Allocation ETF	0.10%*	February 14, 2025
AllianzIM U.S. Equity Buffer15 ETF	0.64%*	June 10, 2025
AllianzIM U.S. Equity Buffer100 Protection ETF	0.64%*	June 10, 2025
AllianzIM International Equity Buffer15 Uncapped Oct ETF	0.79%*	September 5, 2025

AllianzIM International Equity Buffer15 Uncapped Jan ETF	0.79%*	September 5, 2025
AllianzIM International Equity Buffer15 Uncapped Apr ETF	0.79%*	September 5, 2025
AllianzIM International Equity Buffer15 Uncapped Jul ETF	0.79%*	September 5, 2025
AllianzIM U.S. Equity Buffer5 ETF	0.64%*	September 9, 2025
AllianzIM Growth-100 Buffer5 ETF	0.74%*	September 9, 2025
AllianzIM Growth-100 Buffer15 ETF	0.74%*	September 9, 2025
AllianzIM International Equity Buffer5 ETF	0.74%*	September 9, 2025
AllianzIM International Equity Buffer15 ETF	0.74%*	September 9, 2025

*       Notwithstanding section 7 of the Agreement, the Adviser’s fees shall be accrued by the Trust daily and shall be payable in arrears on the first business day following the end of the respective Fund’s Outcome Period for services performed hereunder during the prior Outcome Period for each Fund designated with an asterisk (*) above. In such case, if fees begin to accrue in the middle of an Outcome Period or if this Agreement terminates before the end of any Outcome Period, all fees for the period from that date to the end of that Outcome Period or from the beginning of that Outcome Period to the date of termination, as the case may be, shall be prorated according to the proportion that the period bears to the full Outcome Period in which the effectiveness or termination occurs.

IN WITNESS WHEREOF, the parties hereto have caused this amended and restated Schedule A to be executed by their officers designated as of the day and year first above written.

AIM ETF Products Trust	Allianz Investment Management LLC

/s/ Michael Tanski	/s/ Brian Muench
Michael Tanski Vice President, Operations	Brian Muench President